Exhibit 99.2

CASELLA WASTE SYSTEMS ANNOUNCES THE SALE OF ITS MAINE ENERGY RECOVERY

FACILITY TO THE CITY OF BIDDEFORD, MAINE

RUTLAND, VT (December 3, 2012) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional vertically integrated solid waste, recycling and resource management services company, announced today that it completed the sale of the property containing its Maine Energy Recovery facility (“MERC”) to the City of Biddeford, ME (“Biddeford”) on November 30, 2012.

As part of the transaction, Biddeford will pay the company total consideration of $6.65 million over 21 years, enter into a new 10 year waste handling agreement, and enter into a new 10 year recycling collection agreement. At closing, the company conveyed to Biddeford the land (excluding any above grade improvements other than the stack) and cellular leases related to antennae on the stack.

The purchase and sale agreement allows for a post-sale transition period, where the company has the option to operate MERC for up to 6 months and the company has 12 months to dismantle all facilities on the property except for the stack that houses the cellular equipment. The company plans to cease operations at MERC by the end of its third quarter fiscal 2013, and at that time begin the process to dismantle the facility.

“In September, we began construction of a new transfer station in Westbrook, Maine to handle the majority of the waste currently disposed of at Maine Energy,” said John W. Casella, chairman and CEO of Casella Waste Systems. “We expect to complete construction at Westbrook in late December, and to begin transferring waste historically directed to Maine Energy, to other company landfills. The sale of Maine Energy is expected to materially improve our financial results, with consolidated Adjusted EBITDA margins improving by roughly 70 basis points, and cash flows increasing by roughly $5.6 million per year due to lower capital expenditures.”

The sale of MERC will not trigger discontinued operations accounting treatment for the historical financial results. For the twelve months ended April 30, 2012, MERC contributed revenues of $20.8 million, Adjusted operating loss* of ($7.9) million, Adjusted EBITDA* of $0.1 million, and capital expenditures of $5.7 million. For the six months ended October 31, 2012, MERC contributed revenues of $9.2 million, Adjusted operating loss of ($2.5) million, Adjusted EBITDA of ($0.5) million, and capital expenditures of $1.1 million. The company is investing approximately $3.5 million of capital to build its new Westbrook transfer station during its fiscal year 2013.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, as well as severance and reorganization charges (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses loss before interest, taxes, adjusted for gain on sale of assets, development project charge write-off, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, as well as severance and reorganization charges (Adjusted Operating Loss) which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Loss are reconciled to net income (loss).

The company presents Adjusted EBITDA and Adjusted Operating Loss because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA and Adjusted Operating Loss to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA and Adjusted Operating Loss should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA or Adjusted Operating Loss presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Loss to Net Loss:

(Unaudited)

(in thousands)

	Six months ended October 31, 2012	Twelve months ended April 30, 2012
Net loss	(2,866)	(48,627)
Depreciation	2,046	7,991
Asset impairment charge	—	40,746
Expense from divestiture	327	—

Adjusted EBITDA	(493)	110
Depreciation	(2,046)	(7,991)

Adjusted Operating Loss	(2,539)	(7,881)

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors should contact Ned Coletta, vice president of finance and investor relations at (802) 772-2239, and media should contact Joseph Fusco, vice president at (802) 772-2247, or visit the company’s website at http://www.casella.com.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to begin operations at Westbrook transfer station by the time we expect to close Maine Energy; we may not receive a permit modification at the Juniper Ridge landfill to accept MSW that is not a by-pass stream from waste-to-energy facilities; the scrap value of Maine Energy may not exceed the costs to dismantle the facility as directed by the purchase and sale agreement; we may not fully yield the financial benefits of closing Maine Energy because of economic or competitive factors outside our control, or of unanticipated closing or related costs. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2012.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Vice President of Finance and Investor Relations

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com